EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-117198 of MEDTOX Scientific, Inc. on Form S-3 of our report dated March 15, 2004 appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 20, 2004

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